QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Accountants

Geokinetics Inc.:

        We consent to the incorporation by reference in this Registration Statement of Geokinetics Inc. on Form S-8 of our report dated April 14, 2004, appearing in and incorporated by reference from the Annual Report on Form 10-KSB of Geokinetics Inc. for the year ended December 31, 2003.

Dated: November 16, 2004.

                      FITTS, ROBERTS & CO., P.C.

QuickLinks

  Exhibit 23.1